UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
(indicate by check)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2026, Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Odyssey Merger Co., a Delaware corporation and then a wholly owned subsidiary of the Company (“Merger Sub I”), Omega Acquisition Holdings LLC, a Delaware limited liability company and then a wholly owned subsidiary of the Company (“Merger Sub II”), Omega Foundation Services Holdco, Inc., a Delaware corporation (“Omega Holdco”), and Andrew W. Bennett, an individual, as the sole shareholder of Omega Holdco (the “Shareholder”).

Prior to the execution of the Merger Agreement, the Shareholder contributed all of the issued and outstanding shares of capital stock of Omega Foundation Services, Inc., a Louisiana corporation, to Omega Holdco, a newly formed Delaware holding company, and Omega Foundation Services, Inc. was thereafter converted into a Delaware limited liability company named Omega Foundation Services LLC (“Omega”). Pursuant to the Merger Agreement, Merger Sub I merged with and into Omega Holdco, with Omega Holdco surviving the first merger, and immediately thereafter Omega Holdco merged with and into Merger Sub II, with Merger Sub II surviving the second merger (collectively, the “Mergers”). As a result of the Mergers and related internal transactions completed on the closing date, the Company indirectly acquired 100% of the equity interests of Omega (the “Acquisition”).

In exchange for all of the issued and outstanding shares of capital stock of Omega Holdco, the Shareholder received (i) 3,599,199 shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Equity Consideration”), and (ii) approximately $77 million in cash, subject to customary post-closing adjustments for cash, indebtedness, net working capital and transaction expenses.

The Merger Agreement contains covenants by the Shareholder, including confidentiality obligations, non-competition and non-solicitation covenants, and a 180-day lockup restricting the Shareholder’s ability to transfer, sell, or otherwise dispose of the Equity Consideration, subject to certain conditions and to a longer restriction on a portion of the shares. The Shareholder has agreed to indemnify the Company and its affiliates for losses arising from breaches of the representations and warranties made by Omega Holdco and the Shareholder, breaches of covenants or agreements made by the Shareholder, and certain specified matters, including pre-closing taxes and the pre-closing reorganization, subject to customary survival periods, a deductible, and a cap on certain indemnification claims.

The Merger Agreement contains customary representations and warranties for transactions of its type. The transaction closed simultaneously with the execution of the Merger Agreement on September 1, 2026.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by matters made in confidential disclosure schedules delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission.

In connection with the closing of the Acquisition, Omega entered into a Master Lease Agreement (the “Master Lease”) with Bennett Acquisitions, LLC, a Louisiana limited liability company affiliated with the Shareholder, pursuant to which Omega leases certain properties used in its operations. The Master Lease amends and restates existing lease agreements between the parties.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Equity Consideration to the Shareholder was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Shareholder.

Item 7.01	Regulation FD Disclosure.

On September 2, 2026, the Company issued a press release announcing the Company’s entry into the Merger Agreement and the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among the Company, Merger Sub I, Merger Sub II, Omega Holdco and the Shareholder, dated as of September 1, 2026.

99.1	Press Release, dated September 2, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ STEPHAN E. TOMPSETT
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer

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